POWER OF ATTORNEY
Know all by these presents, that the undersigned hereby constitutes and appoints each of John Sharp and Clarke
Neumann, signing individually, as the undersigneds true
and lawful attorney in fact and agent to;
1  execute for and on behalf of the undersigned, an officer
or director of Sequenom, Inc. (the Company),
Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the
Exchange Act), and the rules thereunder;
2  do and perform any and all acts for and on behalf of
the undersigned that may be necessary or desirable to
complete and execute such Form 3, 4 or 5, complete and
execute any amendments with the U.S. Securities and
Exchange Commission and any stock exchange or similar
authority; and
3  take any other action of any nature whatsoever in
connection with the foregoing, which in the opinion of such attorney-in-fact may be of benefit, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on
behalf of the undersigned pursuant to this Power of
Attorney shall be in such form and shall contain such terms
and conditions as such attorney-in-fact may approve in
such attorney-in-facts discretion.
The undersigned hereby grants to each such attorney-in-
fact full power and authority to do and perform any and
every act and thing whatsoever requisite, necessary, or
proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full powers of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-facts substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and power herein granted. The undersigned acknowledges that the foregoing attorneys-in-
fact in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigneds responsibilities to
comply with Section 16 of the Exchange Act, and the
undersigned hereby agrees to indemnify and hold harmless
each of the attorneys-in-fact and the Company from any liabilities or damages that arise out of the performance or failure to perform any of the actions described herein.
this Power of Attorney shall remain in full force and effect until the earliest to occur of (a) the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigneds holdings of and transaction in securities issued by the Company, (b) revocation by the undersigned
in a signed writing delivered to the foregoing attorneys-in-fact or (c) as to any attorney-in-fact individually, until such attorney-in-fact shall no longer be employed by the
Company.
In Witness Whereof, the undersigned has caused this Power
of Attorney to be executed as of this 21st day of August,
2006.
/s/ Paul Hawran
Signature

Paul Hawran
Name